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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-156433 and No. 333-119661) and Form S-3 (No. 333-151134) of Uranium Resources, Inc. of our report dated March 11, 2009, relating to our audit of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2008.

/s/ Hein & Associates, LLP
Dallas, Texas
March 10, 2009

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Consent of Independent Registered Public Accounting Firm